                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                 MIAMI DIVISION

AMERICAN INTERNATIONAL GROUP, INC.,
and AIGF, INC.,

    Plaintiffs,
                                                    CASE NO. 98-0247-CIV-GRAHAM
            v.                                            MAGISTRATE JUDGE DUBE

CENDANT CORPORATION and
SEASON ACQUISITION CORP.,

    Defendants.
----------------------------------------/


                         DEFENDANTS' MOTION TO DISMISS
                         PLAINTIFFS' AMENDED COMPLAINT
                         -----------------------------

         Defendants Cendant Corporation and Season Acquisition Corp., hereby move this Court pursuant to Rules 9(b), 12(b)(6) and 13(a) of the Federal Rules of Civil Procedure and the Private Securities Litigation Reform Act of 1995, to dismiss plaintiffs' Amended Complaint filed in the above-captioned action. The grounds for the relief requested are set forth in the defendants' memorandum of law filed simultaneously with this motion.

                                                    Case No. 98-0247-CIV-GRAHAM

Dated:  February 18, 1998
        Miami, Florida

                                            Respectfully submitted,

                                            SHUTTS & BOWEN LLP
                                            1500 Miami Center
                                            201 South Biscayne Boulevard
                                            Miami, Florida  33131
                                            Telephone:  305-358-6300
                                            Facsimile:   305-381-9982


                                            By: /s/ Robert T. Wright, Jr.
                                               --------------------------------
                                               Robert T. Wright, Jr.
                                               Florida Bar No. 185525
                                               John C. Shawde
                                               Florida Bar No. 449784

                                            Attorneys for Defendants Cendant
                                            Corporation and Season Acquisition
                                            Corp.

Of Counsel:
Jonathan J. Lerner
Samuel Kadet
Seth M. Schwartz
SKADDEN, ARPS, SLATE,
  MEAGHER & FLOM LLP
919 Third Avenue
New York, New York  10022
Telephone:  212-735-3000
Facsimile:  212-735-2000

                                                    Case No. 98-0247-CIV-GRAHAM

                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing Motion to Dismiss has been served this 18TH day of FEBRUARY, 1998, upon the following:


VIA HAND-DELIVERY TO:                         VIA FACSIMILE AND U.S. MAIL TO:
Lewis F. Murphy, Esq.                         Richard H. Klapper, Esq.
Steel, Hector & Davis LLP                     SULLIVAN & CROMWELL
Co-Counsel for AIG and AIGF                   Co-Counsel for AIG and AIGF
200 South Biscayne Boulevard                  125 Broad Street
First Union Financial Center, Suite 4000      New York, New York 10004-2498
Miami, Florida 33131-2398                     Facsimile:  (212) 558-4000

                                              /s/ Robert T. Wright, Jr.
                                              ---------------------------------
                                      -3-